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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 9, 1996, relating to the financial statements of First National Financial Corporation, Albany, Georgia, and to the reference to our Firm under the caption "Experts" in the Prospectus/Proxy Statement.



                                /s/ Francis & Co., CPA's


Atlanta, Georgia
July 17, 1996